EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-44254 on Form S-8 of our report dated April 19, 2001, appearing in this Annual Report on Form 10-K of Syms Corp and subsidiaries for the fiscal year ended March 3, 2001.



Parsippany, New Jersey

May 24, 2001